SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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PACKAGING CORPORATION OF AMERICA
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACKAGING CORPORATION OF AMERICA

March 24, 2005

Dear PCA Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders to be held at PCA’s corporate offices, located at 1900 West Field Court, Lake Forest, Illinois, on Wednesday, May 4, 2005 at 8:30 a.m.

Following this page is the formal notice of the meeting and PCA’s Proxy Statement. Also enclosed is a proxy card, a postage-paid envelope and PCA’s 2004 Annual Report to Shareholders (including PCA’s Annual Report on Form 10-K).

Your vote is important. Please return your completed proxy card in the postage-paid envelope even if you plan to attend the meeting.

Sincerely,

Paul T. Stecko
Chairman and Chief Executive Officer

PACKAGING CORPORATION OF AMERICA
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000

NOTICE OF THE
2005 ANNUAL MEETING OF SHAREHOLDERS
May 4, 2005

The Annual Meeting of Shareholders of Packaging Corporation of America will be held at the company’s corporate offices located at 1900 West Field Court, Lake Forest, Illinois, on Wednesday, May 4, 2005, beginning at 8:30 a.m., local time. The purpose of the meeting is to:

•       Elect directors for a term to expire at the 2006 Annual Meeting of Shareholders;

•       Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm;

•       Approve the amendment and restatement of our 1999 Long-Term Equity Incentive Plan; and

•       Consider any other matters that properly come before the meeting.

Only shareholders of record at the close of business on March 15, 2005 are entitled to receive notice of and to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our Annual Report to Shareholders (including our Annual Report on Form 10-K), a proxy solicited by our Board of Directors and our Proxy Statement.

Your vote is important. Whether you plan to attend the meeting or not, you are urged to vote your shares by signing, dating and mailing the enclosed proxy card in the envelope provided, which requires no postage if mailed within the United States. Voting instructions are contained on the proxy card and the attached Proxy Statement. If you attend the meeting and wish to vote in person, you may do so.

By Order of the Board of Directors,

Richard B. West
Senior Vice President, Chief Financial Officer and Corporate Secretary
March 24, 2005

TABLE OF CONTENTS

ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
What are the voting recommendations of the Board of Directors?	1
Who is entitled to vote at the meeting?	1
Who can attend the meeting?	2
What constitutes a quorum?	2
How do I vote?	2
What if I vote and then change my mind?	2
What vote is required to approve each item?	2
BOARD OF DIRECTORS	4
Nominating and Governance Committee	8
Compensation Committee	8
Audit Committee	8
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
APPROVAL OF THE AMENDED AND RESTATED 1999 LONG-TERM EQUITY INCENTIVE PLAN	11
EXECUTIVE COMPENSATION	18
Compensation of Executive Officers	18
Employment Contracts	22
Management Equity Agreements	23
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	23
PERFORMANCE GRAPH	25
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT	27
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
CERTAIN TRANSACTIONS AND RELATIONSHIPS	30
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	31
DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD	31
OTHER MATTERS	32
APPENDIX A—AUDIT COMMITTEE CHARTER	A-1
APPENDIX B—PACKAGING CORPORATION OF AMERICA 1999 Long-Term Equity Incentive Plan, AS AMENDED AND RESTATED	B-1

PACKAGING CORPORATION OF AMERICA
1900 West Field Court
Lake Forest, Illinois 60045
(847) 482-3000

PROXY STATEMENT

This proxy statement contains information related to our 2005 Annual Meeting of Shareholders to be held on May 4, 2005, at 8:30 a.m., local time, at PCA’s corporate offices located at 1900 West Field Court, Lake Forest, Illinois, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors. The proxy materials relating to the annual meeting are first being mailed on or about March 24, 2005 to shareholders entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the following:

•       to elect the directors for a term to expire at the 2006 Annual Meeting of Shareholders;

•       to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•  to approve the amendment and restatement of our 1999 Long-Term Equity Incentive Plan.

In addition, our management will report on the performance of PCA during fiscal year 2004, and consider any other matters that properly come before the meeting.

What are the voting recommendations of the Board of Directors?

The Board recommends that you vote your shares:

•       FOR each of the directors (see page 4).

•       FOR ratification of the appointment of Ernst & Young LLP as PCA’s independent registered public accounting firm (see page 10).

•  FOR approval of the Amended and Restated 1999 Long-Term Equity Incentive Plan (see page 11).

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business on the record date, March 15, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Except as otherwise required by law, holders of our common stock are entitled to one vote per share on each matter to be voted upon at this annual meeting.

As of the record date, we had 107,400,157 shares of our common stock outstanding.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting upon presentation of proper identification. Registration and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of your proxy card or a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of our common stock on the record date will constitute a quorum for our meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

You can vote on matters to come before the meeting in two ways:

•       By completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope.

•       By completing, dating and signing a written ballot at the meeting.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, the individuals named on the proxy card will vote your shares for each of the directors, for the ratification of the appointment of Ernst & Young LLP and for the approval of the Amended and Restated 1999 Long-Term Equity Incentive Plan. We are not aware of any other matters to be presented at the meeting; however, the individuals named in the proxy card will vote your shares as recommended by the Board of Directors, or if no recommendation is given, in their own discretion, with respect to any other matter that properly comes before the meeting.

What if I vote and then change my mind?

You may revoke your proxy at any time before it is exercised by:

•       filing with the Secretary of PCA a notice of revocation;

•       sending in another duly executed proxy bearing a later date; or

•       attending the meeting and casting your vote in person.

Your last vote will be the vote that is counted.

What vote is required to approve each item?

The holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting, the shareholders present may adjourn the annual meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting. A broker “non-vote’’ occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for the particular matter and has not received instructions from the beneficial owner.

Election of Directors.   A plurality of the voting power present in person or represented by proxy and entitled to vote at the annual meeting is required for the election of directors. Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Thus, shares present at the annual meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the shareholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality.

Ratification of Ernst & Young LLP.   The affirmative vote of the majority of the votes present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of PCA for the year ending December 31, 2005. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the shares are considered present at the meeting for such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes, if any, while present at the meeting are not entitled to vote for such matter and will have no effect on the outcome of the vote.

Amendment and Restatement of 1999 Long-Term Equity Incentive Plan Proposal.   The affirmative vote of the majority of the votes cast on the matter is required to approve the amendment and restatement of our 1999 Long-Term Equity Incentive Plan, provided that shareholders holding a majority of the shares outstanding on the record date actually cast votes on the matter. Abstentions are considered votes cast for this purpose, but broker non-votes are not. If a shareholder abstains from voting or directs the shareholder’s proxy to abstain from voting on the matter, the shares are considered to have been cast at the meeting with respect to such matter, but since they are not affirmative votes for the matter, they will have the same effect as votes against the matter. On the other hand, shares resulting in broker non-votes are not considered to have been cast at the meeting with respect to such matter and, therefore, have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

How are we soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors by mail and will pay all expenses associated with this solicitation. Some of the officers and other employees of PCA also may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and to obtain proxies.

BOARD OF DIRECTORS

This section gives biographical information about our directors and describes their membership on Board committees, their attendance at meetings and their compensation. This section also sets forth the first proposal on the agenda for the annual meeting.

What is the makeup of the Board of Directors?

Our Second Amended and Restated By-Laws provide that the number of directors shall be set by the Board of Directors. The number of directors is currently six. The directors serve until the following annual meeting of the shareholders. The shareholders elect all of the members of the Board of Directors each year.

Election of Directors (Item No. 1 on Proxy Card)
For Term Expiring at 2006 Annual Meeting

The following seven nominees, six of whom currently serve as a director of PCA, are proposed to be elected at this annual meeting to serve for an annual term that will expire at the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified.

The persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote for these nominees for directors, each of whom has been designated as such by the Nominating and Governance Committee of the Board of Directors. If, for any reason not presently known, any of the nominees is not available for election, another person or other persons who may be nominated by the Nominating and Governance Committee will be voted for at the discretion of the proxy voters, unless the Board reduces the number of directors accordingly. Provided a quorum is present in person or by proxy, directors will be elected by a vote of a plurality of the shares voted.

You may vote for or withhold your vote from the Director nominees. The Board of Directors, based upon the recommendation of the Nominating and Governance Committee, recommends that you vote for all of the nominees listed below.

Brief statements setting forth the age at March 15, 2005, the principal occupation, employment during the past five years, the year in which first elected a director, and other information concerning each nominee appear below.

Nominees standing for election are:

Paul T. Stecko is 60 years old and has served as Chief Executive Officer of PCA since January 1999 and as Chairman of PCA since March 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco. From December 1993 through January 1997, Mr. Stecko served as President and Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging, Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is a member of the board of directors of Tenneco Automotive Inc., State Farm Mutual Insurance Company, American Forest and Paper Association and Cives Corporation.

Henry F. Frigon is 70 years old and has served as a director of PCA since February 2000. Mr. Frigon served as Chairman, President and CEO of Carstar, Inc., a provider of collision repair services, from June 1998 until his retirement in February 2001. Since 1994, he has been a private investor and business consultant. Mr. Frigon served as Executive Vice President—Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1990 through 1994. He retired as President and Chief Executive Officer of BATUS, Inc. in March 1990 after serving with the company for over 10 years. Mr. Frigon is a member of the board of directors of H&R Block, Inc., Buckeye Technologies, Inc., Dimon, Inc., Sypress Solutions, Inc. and Tuesday Morning Inc.

Louis A. Holland is 63 years old and has served as a director of PCA since March 2001. In 1991, Mr. Holland founded Holland Capital Management LP, and has served as Managing Partner and Chief Investment Officer since that date. Mr. Holland is also President and Chairman of the Board of Trustees of The Lou Holland Trust, a registered investment company. Mr. Holland is frequently a guest on several media series including “The Financial News Network,” “CNN’s Moneyline” and others. Mr. Holland is a member of the board of directors of the National Association of Securities Professionals, AmerUs Group Co., Northwestern Memorial Hospital, American Governing Board of Colleges and Universities, Northwestern Mutual Series Fund and Mason Street Funds, Inc., and a number of charitable and not-for-profit organizations.

Samuel M. Mencoff is 48 years old and has served as a director of PCA since January 1999 and served as Vice President of PCA from January 1999 through January 2000. Mr. Mencoff has been employed principally by Madison Dearborn Partners, Inc. since 1993 and currently serves as Co-President. From 1987 until 1993, Mr. Mencoff served as Vice President of First Chicago Venture Capital. Mr. Mencoff is a member of the board of directors of Jefferson Smurfit Group PLC, Boise Cascade Holdings, L.L.C., Buckeye Technologies, Inc. and Great Lakes Dredge & Dock Corporation.

Roger B. Porter is 58 years old and, assuming he is elected at the annual meeting, will become a director of PCA on May 4, 2005. Mr. Porter is currently the IBM Professor of Business and Government at Harvard University and has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Gerald Ford, Ronald Reagan and George H.W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. Mr. Porter is also a director of Tenneco Automotive Inc., National Life Insurance Company, Zions Bancorporation and Pactiv Corporation.

Thomas S. Souleles is 36 years old and has served as a director of PCA since March 1999 and served as Assistant Secretary of PCA from April 1999 through January 2000. From January 1999 to April 1999, Mr. Souleles served as a Vice President and Secretary of PCA. Mr. Souleles has been employed principally by Madison Dearborn Partners, Inc. since 1995 and currently serves as a Managing Director. Mr. Souleles is a member of the board of directors of Jefferson Smurfit Group PLC, Great Lakes Dredge & Dock Corporation, Boise Cascade Holdings, L.L.C. and Magellan Midstream Partners, L.P.

Rayford K. Williamson is 79 years old and has served as a director of PCA since February 2000. Prior to his retirement in 1998, Mr. Williamson served as Senior Vice President of B E & K, Inc., a construction and engineering consulting firm, from 1995 to 1998. Prior to that time, Mr. Williamson was President of B E & K Engineering Company from 1989 to 1995 and Vice President of B E & K Engineering Company from 1985 to 1989. From 1951 to 1985, Mr. Williamson was employed by International Paper Company. Mr. Williamson currently serves as Director Emeritus of B E & K, Inc.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

Determination of Director Independence

The Nominating and Governance Committee conducts an annual review of the independence of the members of the Board of Directors and its committees and reports its findings to the full Board. Six of the seven director nominees are not employed by PCA. Although the Board has not adopted categorical standards of materiality for independence purposes (other than those set forth in the New York Stock

Exchange listing standards), information provided by the directors and PCA did not indicate any material relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) which would impair the independence of any of the non-employee directors. Based on the report and recommendation of the Nominating and Governance Committee, the Board has determined that each of its non-employee directors satisfies the independence standards set forth in the listing standards of the New York Stock Exchange.

Compensation of Directors

PCA does not currently compensate directors who serve as members of management or who are affiliated with PCA’s largest shareholder. PCA compensates other directors $3,000 per regular meeting attended of the Board of Directors, $1,500 per meeting attended of any committee of the Board of Directors, and an annual grant of 2,000 shares of non-vested stock and options to purchase 2,000 shares of PCA’s common stock. These non-vested shares and options are granted at 100% of the fair market value on the date of such grant. The non-vested shares vest in six months, and the options vest immediately. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

Fiscal 2004 Board of Directors Meetings

The Board of Directors met four times during fiscal 2004. Each member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he was a member with the majority of the directors attending 100% of all meetings.

All of the directors attended the 2004 annual meeting of shareholders and all of the directors are expected to attend the 2005 annual meeting of shareholders.

In accordance with New York Stock Exchange rules, non-management directors are required to meet at regularly scheduled executive sessions without management present. The Presiding Director serves as the chairperson for these executive sessions. The Presiding Director is an independent director elected by the independent directors on the Board. In addition to presiding at executive sessions of non-employee directors, the Presiding Director has the responsibility to: coordinate with the Chairman of the Board and CEO the establishment of the annual meeting of shareholders agenda and topic items for other Board meetings; retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate; and perform such other functions as the independent directors may designate from time to time. Samuel M. Mencoff will continue to act as Presiding Director over these executive sessions. The non-management directors met once during 2004.

Interested Party, including Shareholder, Communication with the Board of Directors

Interested parties, including shareholders, may communicate directly with the Presiding Director, Chairman of the Audit Committee, or the non-employee directors as a group by writing to those individuals or the group at the following address:  c/o Richard B. West, Corporate Secretary, Packaging Corporation of America, 1900 West Field Court, Lake Forest, IL 60045. Correspondence received by the Corporate Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by a majority of the independent directors of the Board. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. Although you are encouraged to identify yourself to assist PCA in effectively addressing your concern, you may choose to remain anonymous, and PCA will use its reasonable efforts to protect your identity to the extent appropriate or permitted by law. In addition, employees may communicate confidentially any concerns related to PCA’s business principles or policies, or suspected violations, by calling the toll-free help line established by PCA. The toll-free help line is monitored by non-PCA personnel and all calls are communicated to PCA’s corporate counsel. Any complaints regarding accounting, internal accounting controls or auditing matters are forwarded by PCA’s corporate counsel directly to the Chairman of the Audit Committee and the Chief Financial Officer. From time to time, the Board may change the process by means of which interested parties, including shareholders, may communicate with the Board or its members. Please refer to PCA’s website for any changes in this process.

Personal Loans to Directors and Executive Officers

PCA complies with and will operate in a manner consistent with the recently-enacted legislation prohibiting extensions of credit in the form of a personal loan to or for its directors or executive officers.

Code of Ethics

All of PCA’s employees, including all officers, are required to abide by PCA’s long-standing Statement of Business Principles, recently amended to include the new requirements of the New York Stock Exchange and the Securities and Exchange Commission.  Also, separate Codes of Ethics for PCA’s executive officers and principal accounting personnel, as well as directors, are in place to insure that PCA’s business is conducted in a consistently legal and ethical manner.  These documents cover all areas of professional conduct, including employment policies, conflicts of interest, fair dealing and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of PCA’s business.  The full text of PCA’s Statement of Business Principles and the Codes of Ethics are published on our website at www.packagingcorp.com/ir_corp_governance.  In addition, we will provide to any person without charge, upon request, a copy of this information. Any such request should be directed to Packaging Corporation of America, 1900 West Field Court, Lake Forest, IL 60045, (847) 482-3000, Attn: Corporate Secretary.  PCA intends to disclose future amendments to, or waivers from, certain provisions of these Codes of Ethics for executive officers and directors on its website within five business days following the date of such amendment or waiver, if they occur.

Corporate Governance Guidelines

PCA is committed to the highest standards of corporate governance.  On the recommendation of the Nominating and Governance Committee, the Board adopted a set of Corporate Governance Guidelines governing the function and performance of the Board of Directors and its committees, which, among other things, sets forth the qualifications and other criteria for director nominees.  The desired personal and experience qualifications for director nominees is described in more detail below under the caption “Director Nominations to be Considered by the Board.”  The current guidelines and the written charters for each committee described below appear on PCA’s website at www.packagingcorp.com/ir_corp_governance.  In addition, we will provide to any person without charge, upon request, a copy of this information. Any such request should be directed to Packaging Corporation of America, 1900 West Field Court, Lake Forest, IL 60045, (847) 482-3000, Attn: Corporate Secretary.  The contents of our website are not, however, a part of this proxy statement.

Board of Director Committees

The Board of Directors has standing Compensation, Audit and Nominating and Governance Committees, each consisting of non-management directors.

Name	Nominating and Governance Committee	Compensation Committee	Audit Committee
Henry F. Frigon			X
Louis A. Holland	X		X
Samuel M. Mencoff	X	X
Thomas S. Souleles	X	X
Rayford K. Williamson		X	X

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Louis A. Holland, chairman, Samuel M. Mencoff and Thomas S. Souleles. All of the members meet the independence standards for nominating and governance committee membership under the New York Stock Exchange listing standards. The Committee met twice during 2004. The Committee’s responsibilities include the recommendation to the Board of potential director candidates as nominee candidates for election at an annual meeting of shareholders and the selection of potential candidates for Board Committee assignments. The Committee does not consider nominees recommended by shareholders, but PCA’s By-Laws provide a procedure for shareholders to recommend candidates for director at an annual meeting. For more information, see page 31 under “Shareholder Proposals and Director Nominations” and “Director Nominations to be Considered by the Board.”

Compensation Committee

The current members of the Compensation Committee are Samuel M. Mencoff, chairman, Thomas S. Souleles and Rayford K. Williamson. All of the members meet the independence standards for Compensation Committee membership under the New York Stock Exchange listing standards. The Committee met four times during the last fiscal year. The purpose of the Committee is to establish and execute compensation policies and programs for PCA’s executives and employees. For example, the Compensation Committee recommends the compensation arrangements for senior management. It also determines the allocation of amounts to be paid under PCA’s incentive compensation plan and options to be granted under its stock option plan.

Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

Report of the Audit Committee

The Audit Committee of the Board of Directors is governed by a written charter approved by the Board of Directors. In March 2005, this charter was amended by the Audit Committee and the Board of Directors and is attached to this Proxy Statement as Appendix A. The full text of the Audit Committee’s charter is available on PCA’s website at www.packagingcorp.com/ir_corp_governance. The Audit Committee is currently composed of three directors, all of whom meet the new independence standards for audit committee membership set forth in the New York Stock Exchange listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission). The Board of Directors

has determined that each member of this Committee satisfies the financial literacy qualifications of the NYSE listing standards and that Henry F. Frigon satisfies the “audit committee financial expert” criteria established by the Securities and Exchange Commission and has accounting and financial management expertise as required under the NYSE listing standards. The Board of Directors has also determined that Mr. Frigon’s service on the audit committees of more than three companies, including PCA, has not impaired and will not impair Mr. Frigon’s ability to serve as the audit committee financial expert for PCA. The Audit Committee has furnished the following report on the functions performed by the Committee and its membership:

The Audit Committee oversees PCA’s financial reporting process and audit function on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling the Committee’s oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of PCA’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee also discussed with the independent auditors the matters required to be discussed by the Statements on Auditing Standards No. 61, Communication with Audit Committees. The Committee also discussed with the independent auditors their auditors’ independence from management and PCA, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with their auditors’ independence.

The Committee has received the written disclosure and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent auditor its independence.

In addition, in their oversight role, the Committee discussed with PCA’s internal auditors and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of PCA’s internal controls, and the overall quality of PCA’s financial reporting. The Committee held nine meetings during fiscal year 2004.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of PCA’s independent auditors.

Audit Committee Members
Henry F. Frigon, Chairman
Louis A. Holland
Rayford K. Williamson

RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item No. 2 on Proxy Card)

The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as PCA’s independent registered public accounting firm for the fiscal year ending December 31, 2005, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young LLP has audited PCA’s financial statements since PCA’s inception in 1999. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services.

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for PCA by its independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by PCA’s independent registered public accounting firm. Prior to engagement of the independent registered public accounting firm for the next year’s audit, management or the independent registered public accounting firm submits to the Audit Committee for approval an aggregate request of services expected to be rendered during that year for each of the four categories of services outlined below. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees to the Independent Registered Public Accounting Firm

Audit Fees.   Fees for audit services totaled approximately $1,092,950 in 2004 and approximately $400,000 in 2003, including fees associated with the annual audit and the reviews of the Company’s quarterly reports on Form 10-Q. Included in fees for 2004 is $597,000 for Sarbanes-Oxley Section 404 attestation work.

Audit-Related Fees.   Fees for audit-related services totaled approximately $56,400 in 2004 and approximately $118,748 in 2003. Audit-related services principally include benefit plan audits and accounting consultations.

Tax Fees.   Tax fees include fees for tax compliance, tax advice and tax planning services. PCA did not pay any tax fees to Ernst & Young LLP in 2004 or 2003.

All Other Fees.   This category comprises all fees billed by Ernst & Young LLP to PCA not included in the previous three categories. PCA did not pay any other fees to Ernst & Young LLP in 2004 or 2003.

The Audit Committee has considered whether the services described above are compatible with maintaining Ernst & Young LLP’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

Shareholder Ratification

Shareholder ratification of the appointment of Ernst & Young LLP as PCA’s independent registered public accounting firm is not required by our By-Laws or otherwise. However, the Board is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in the best interests of PCA and its shareholders.

The Board of Directors, based upon the recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as PCA’s independent registered public accounting firm for fiscal year 2005.

APPROVAL OF THE AMENDED AND RESTATED 1999 LONG-TERM EQUITY INCENTIVE PLAN
(Item No. 3 on Proxy Card)

On March 9, 2005, the Board of Directors approved the amendment and restatement of the Packaging Corporation of America 1999 Long-Term Equity Incentive Plan, subject to shareholder approval at the annual meeting. The Board has long believed that ownership in PCA by its directors, officers, employees and service providers serves the best interest of all shareholders, by promoting a focus on long-term increase in shareholder value. The amended and restated equity incentive plan continues to support this, by allowing PCA to continue to grant awards under its equity incentive plan and by increasing the flexibility PCA has in awarding equity-based compensation that meets the ongoing objective of aligning compensation with shareholder value.

PCA’s Board of Directors has determined that it would be desirable to make certain amendments to the equity incentive plan, including the following:

•  to increase the number of shares of common stock available for issuance pursuant to the equity incentive plan from 4,400,000 to 6,550,000 and

•  to make certain technical changes to the equity incentive plan, as a result of the enactment of Section 409A of the Internal Revenue Code.

As of March 3, 2005, without taking into account the proposed increase in shares available for issuance pursuant to the equity incentive plan, (1) options (net of canceled or expired options) covering an aggregate of 4,141,577 shares of our common stock had been granted, (2) 162,500 shares of restricted stock had been granted and (3) a total of 95,923 shares of our common stock remained available for future grants under the equity incentive plan.

A copy of the 1999 Long-Term Equity Incentive Plan, as amended and restated, is attached to this proxy statement as Appendix B. The principal features of the equity incentive plan, including the amendments thereto, are described below, but such description is qualified in its entirety by reference to the complete text of the equity incentive plan. The amendments to the equity incentive plan will not become effective unless shareholder approval is obtained at the annual meeting.

Summary of the Equity Incentive Plan

General Information

The equity incentive plan provides for grants of stock options, restricted stock and performance awards. Directors, officers and employees of PCA and its subsidiaries, as well as others who engage in services for PCA, are eligible for grants under the plan. The purpose of the equity incentive plan is to provide these individuals with incentives to maximize stockholder value and otherwise contribute to the success of PCA and to enable PCA to attract, retain and reward the best available persons for positions of responsibility.

Shares Available for Issuance Under the Plan

As of March 3, 2005, a total of 5,428,145 shares of our common stock, representing approximately 4.8% of our currently outstanding common stock on a fully-diluted basis, will be available for future awards or exercise of currently outstanding stock options under the equity incentive plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of PCA or the outstanding shares of common stock. These shares may be, in whole or in part, authorized and unissued or held as treasury shares.

Administration

The compensation committee of our board of directors will administer the equity incentive plan. Our board also has the authority to administer the plan and to take all actions that the compensation committee is otherwise authorized to take under the plan. Grants will be awarded under the equity incentive plan entirely in the discretion of the compensation committee. As a result, we are unable to determine at this time the recipients, amounts and values of future benefits to be received under the plan.

Eligibility

Directors, officers and employees of PCA and its subsidiaries, as well as other individuals performing significant services for us, or to whom we have extended an offer of employment, will be eligible to receive grants under the equity incentive plan. However, only employees may receive grants of incentive stock options. In each case, the compensation committee will select the actual grantees. As of March 3, 2005, there were approximately 300 directors, officers and employees expected to be eligible to participate in the equity incentive plan.

Stock Options

Under the equity incentive plan, the compensation committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Code and other, non-qualified stock options. The compensation committee may not, however, award to any one person in any calendar year options to purchase common stock equal to more than 20% of the total number of shares authorized under the plan. The compensation committee also may not grant incentive stock options first exercisable in any calendar year for shares of common stock with a fair market value greater than $100,000, determined at the time of grant.

The compensation committee will determine the exercise price of any option in its discretion. However, the exercise price of any option may not be less than 100% of the fair market value of a share of common stock on the date of grant, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of PCA’s voting power may not be less than 110% of the fair market value on the date of grant.

Unless the compensation committee determines otherwise, the exercise price of any option may be paid in any of the following ways:

•  in cash,

•  by delivery of shares of common stock with a fair market value equal to the exercise price, and/or

•  by simultaneous sale through a broker of shares of common stock acquired upon exercise.

If a participant elects to deliver shares of common stock in payment of any part of an option’s exercise price, the compensation committee may in its discretion grant the participant a “reload option.” The reload option entitles its holder to purchase a number of shares of common stock equal to the number so delivered. The reload option may also include, if the compensation committee chooses, the right to purchase a number of shares of common stock equal to the number delivered or withheld by PCA in satisfaction of any of PCA’s tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of grant of the reload option.

The compensation committee will determine the term of each option in its discretion. However, no term may exceed ten years from the date of grant or, in the case of an incentive stock option granted to a person who owns stock constituting more than 10% of the voting power of PCA, five years from the date of grant. In addition, all options under the equity incentive plan, whether or not then exercisable, generally cease vesting when a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, PCA or its subsidiaries. Options generally expire 90 days after the date of cessation of service, provided that the grantee does not compete with PCA during this 90-day period.

There are, however, exceptions depending upon the circumstances of cessation. In the case of a grantee’s death or disability, all options will become fully vested and exercisable and remain so for up to 180 days after the date of death or disability. In the event of retirement, a grantee’s vested options will remain exercisable for up to 90 days after the date of retirement. Upon termination for cause, all options will terminate immediately. If there is a change in control of PCA and a grantee is terminated from service with PCA and its subsidiaries within one year thereafter, all options will become fully vested and exercisable and remain so for up to one year after the date of termination. In addition, the compensation committee has the authority to grant options that will become fully vested and exercisable automatically upon a change in control of PCA, whether or not the grantee is subsequently terminated.

Stock Appreciation Rights

The compensation committee may grant SARs under the equity incentive plan. SARs will be subject to the terms and conditions determined by the compensation committee in its discretion; provided that (1) the exercise price of the SAR may never be less than the fair market value of the shares of common stock subject to the SAR on the date the right is granted, (2) the shares of common stock are traded on an established securities market, (3) only shares of common stock may be delivered in settlement of the right upon exercise and (4) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

Upon exercise of the SAR, the grantee will receive an amount in shares of common stock equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised.

Restricted Stock

Under the equity incentive plan, the compensation committee may award restricted stock to eligible participants. Restricted stock will be subject to the conditions and restrictions determined by the compensation committee in its discretion, and will be restricted for the duration determined by the committee, which will generally be at least six months. The compensation committee may require payment by the grantee of a specified purchase price in connection with any restricted stock award. Unless the compensation committee determines otherwise, immediately prior to a change in control of PCA or at such time as a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, PCA and its subsidiaries due to death or disability during any period of restriction, all restrictions on grantee’s restricted stock shall lapse. If termination of employment or service occurs for any other reason, all of a grantee’s restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

Performance Awards

Under the equity incentive plan, the compensation committee may grant performance awards contingent upon achievement by the grantee, PCA and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as return on equity, over a specified performance cycle, as designated by the compensation committee.

Performance awards may include:

•  specific dollar-value target awards;

•  performance units, the value of which is established by the compensation committee at the time of grant; and/or

•  performance shares, the value of which is equal to the fair market value of a share of common stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other PCA securities.

Unless the compensation committee determines otherwise, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, PCA and its subsidiaries upon his or her death, disability or retirement prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If termination of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

Vesting, Withholding Taxes and Transferability of All Awards

The terms and conditions of each award made under the equity incentive plan, including vesting requirements, will be set forth consistent with the plan in a written notice to the grantee. Except in limited circumstances, no award under the equity incentive plan may vest and become exercisable within six months of the date of grant, unless the compensation committee determines otherwise.

Unless the compensation committee determines otherwise, a participant may elect to deliver shares of common stock, or to have PCA withhold shares of common stock otherwise issuable upon exercise of an option or upon grant or vesting of restricted stock, in order to satisfy PCA’s required withholding obligations in connection with any such exercise, grant or vesting.

Unless the compensation committee determines otherwise, no award made under the equity incentive plan will be transferable other than by will or the laws of descent and distribution or to a grantee’s family member by gift or qualified domestic relations order, and each award may be exercised only by the grantee, his or her qualified family member transferee, or any of their respective executors, administrators, guardians or legal representatives.

Amendment and Termination of the Equity Incentive Plan

The board may amend or terminate the equity incentive plan in its discretion, except that no amendment will become effective without prior approval of PCA’s stockholders if such approval is necessary for continued compliance with any stock exchange listing requirements. Furthermore, any termination may not materially and adversely affect any outstanding rights or obligations under the equity incentive plan without the affected participant’s consent. If not previously terminated by the board, the equity incentive plan will terminate on the tenth anniversary of its adoption. Notwithstanding the foregoing, the equity incentive plan and the provisions of any award may be amended unilaterally by the compensation committee of PCA’s board of directors to prevent the application of any such provision from requiring the inclusion of any deferred compensation in a participant’s gross income pursuant to Section 409A of the Code and/or inadvertently causing any award to be treated as providing for the deferral of compensation pursuant to Section 409A of the Code.

Deductibility of Executive Compensation

PCA anticipates that any compensation deemed paid by it in connection with exercises of non-statutory options will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1,000,000 limitation per covered individual on the deductibility of the compensation paid to certain executive officers of PCA. Accordingly, it is expected that all compensation deemed paid with respect to those options will remain deductible by PCA without limitation under Code Section 162(m).

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax rules relevant to participants in the equity incentive plan, based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because U.S. federal income tax consequences will vary as a result of individual circumstances, each participant should consult his or her personal tax advisor with regards to the tax consequences of participating in the equity incentive plan. Moreover, the following summary relates only to U.S. federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

Options.   Stock options granted under the equity incentive plan may be either non-qualified options or incentive options for federal income tax purposes.

Non-qualified Options.   Generally, a recipient of a non-qualified option award will not recognize any taxable income at the time of grant. Upon the exercise of the non-qualified portion, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price. PCA will be entitled to a deduction equal to the recipient’s ordinary income.

The recipient will have a capital gain or loss upon the subsequent sale of the stock in an amount equal to the sale price less the fair market value of the common stock on the date of exercise of the option. The capital gain or loss will be long- or short-term depending on whether the recipient has held the stock for more than one year after the exercise date. Short-term capital gains are generally subject to the same federal income tax rate as ordinary income; the maximum rate for the year 2005 is 35%. Long-term capital gains are generally subject to a maximum rate of 15% for shares held for more than one year. PCA will not be entitled to a deduction for any capital gain realized by the recipient. Capital losses on the sale of common stock acquired upon an option’s exercise may be used to offset capital gains. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income in any given tax year. Remaining capital losses may be carried forward to future tax years.

Incentive Options.   Generally, if the recipient is awarded an option that qualifies as an incentive stock option under Section 422 of the Code, he or she will not recognize any taxable income at the time of grant or exercise. However, the excess of the stock’s fair market value at the time of exercise over the exercise price will be included in the recipient’s alternative minimum taxable income and thereby may cause the recipient to be subject to, or may increase liability for, alternative minimum tax, which may be payable even if the recipient does not receive any cash upon the exercise of the option with which to pay the tax. When the shares are sold, the recipient will recognize long-term capital gain or loss, measured by the difference between the stock sale price and the exercise price, if the recipient meets the holding period requirements described below.

In order to qualify for the incentive option tax treatment described in the preceding paragraph, the recipient must be employed by PCA or its subsidiaries continuously from the time of the option’s grant until three months before the option’s exercise, and must not sell his or her shares until at least one year after the option’s exercise date and two years after its grant date. If the first of these conditions are not satisfied, the option will be treated as a non-qualified option (i.e., the recipient will recognize ordinary income at the time of exercise of the option). If the first of these conditions is satisfied but not the second, the recipient will recognize taxable ordinary income when the shares are sold in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the exercise date and (ii) the sale price. If the sale price exceeds the fair market value on the exercise date, the excess will be taxable to the recipient as long- or short-term capital gain, depending on whether the recipient has held the stock for more than one year.

In any event, only up to $100,000 worth of shares, valued as of the date of grant, issuable upon exercise of options for the first time during any calendar year is eligible for incentive option tax treatment. Furthermore, different tax rules apply if the recipient holds more than 10% of PCA’s total voting power or if the recipient pays any part of the exercise price with shares of common stock acquired upon exercise of an incentive option and not held for the required holding periods.

PCA will not be entitled to any deduction by reason of the grant or exercise of an incentive option or the sale of stock received upon exercise after the required holding periods have been satisfied. If the recipient does not satisfy the required holding periods before selling the shares and consequently recognizes ordinary income, PCA will be allowed a deduction corresponding to the recipient’s ordinary income.

Effect on Options of Rule 16b-3(d)(3) under the Exchange Act.   The tax consequences of options (other than incentive options for which the holding period requirements described above are satisfied) may vary if the recipient is a director or an executive officer subject to the short-swing trading restrictions of Section 16(b) of the Exchange Act, or if the recipient is exempted from these restrictions by the six-month holding provision of Rule 16b-3(d)(3). In general, if the recipient falls into this category and exercises an option prior to the date that is six months after the option grant date, he or she will recognize income on the date six months after the option grant date (based on the fair market value of the option shares on that date) and begin the holding period on such date, unless the participant files an election with the Internal Revenue Service under Section 83(b) of the Code (a “§83(b) Election”) to recognize income on the exercise date (in which case the amount of income is based on the fair market value of the option shares on the exercise date) and therefore begins the holding period on the exercise date. A §83(b) election must be filed within 30 days after the exercise date.

Transfer of Option to Family Member.   Unless the compensation committee determines otherwise, the equity incentive plan does not permit transfers of options by a participant other than by will or the laws of descent and distribution or to a family member by gift or a qualified domestic relations order. The recipient will not recognize taxable income if he or she transfers an option to a family member. However, when the transferee of the option exercises the option, the recipient will recognize ordinary income, subject to wage and employment tax withholding, equal to the excess of the fair market value of the common stock acquired by the transferee of the option on the date of exercise over the exercise price. PCA will be entitled to a deduction equal to the recipient’s ordinary income. The transferee of the option will have a capital gain or loss upon a subsequent sale of the stock in an amount equal to the sale price less the fair market value of the stock on the date the option was exercised. Any capital gain recognized by the transferee will be long-term capital gain if the transferee has held the stock for more than one year after the exercise date.

For gift tax purposes, the transfer of the option, if permitted, constitutes a completed gift on the date the option is transferred if the option is exercisable and the stock that would be received on exercise would not be subject to restrictions. Otherwise, the transfer of the option will not constitute a completed gift until the first date that both of these conditions are satisfied. For estate tax purposes, a transferred option is not included in the recipient’s estate unless, on the date of the recipient’s death, the transferred option is not exercisable or the stock that would be received on exercise would be subject to restrictions.

Stock Appreciation Rights.   Generally, the recipient of a SAR will not recognize taxable income at the time the stand-alone SAR is granted. The spread between the then current market value of the common stock received and the exercise price of the SAR will be taxed as ordinary income to the recipient at the time the common stock subject to the SAR is received. In general, there will be no federal income tax deduction allowed to PCA upon the grant or termination of SARs. However, upon the settlement of an SAR, PCA will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement.

Restricted Stock.   The recipient will not recognize taxable income at the time shares of restricted stock are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, when the shares first become transferable or are not otherwise subject to restrictions or a substantial risk of forfeiture, unless the recipient makes a §83(b) Election within 30 days after the grant date to recognize ordinary income upon grant. The amount of ordinary income recognized by the recipient will equal the fair market value of the restricted stock at the time its restrictions lapse, or at the time of grant if the recipient makes a §83(b) Election, less the amount paid for the restricted stock. PCA will be entitled to claim a corresponding deduction equal to the amount of ordinary income recognized by the recipient. Upon the sale of restricted stock after its restrictions have lapsed, the recipient will recognize long- or short-term capital gain or loss, depending on whether he or she has held the stock for more than one year from the date the restrictions lapsed, or for more than one year from the date of grant if the recipient made a §83(b) Election.

Performance Awards.   The recipient will not recognize taxable income at the time performance awards are granted, but will recognize ordinary income, and be subject to wage and employment tax withholding, upon the receipt of common stock or cash awards at the end of the applicable performance cycle. PCA will be entitled to claim a corresponding deduction.

Withholding Taxes.   Because the amount of ordinary income recognized by the recipient with respect to the receipt or exercise of the award generally will be treated as compensation that is subject to applicable withholding of federal, state and local income taxes and Social Security taxes, PCA may require the recipient to pay the amount required to be withheld by PCA before delivering any shares purchased under the equity incentive plan. Arrangements for payment may include deducting the amount of any withholding or other tax due from other compensation, including salary or bonus, otherwise payable to the recipient. Unless the compensation committee determines otherwise, a participant may elect to deliver shares of common stock, or to have PCA withhold shares of common stock otherwise issuable upon exercise of an option or upon granting or vesting of restricted stock, in order to satisfy PCA’s withholding obligations in connection with any such exercise, grant or vesting.

PCA Deductions.   To the extent that a participant recognizes ordinary income in the circumstances described above, PCA or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

The Board of Directors unanimously recommends a vote FOR the approval of the adoption of the amended and restated Packaging Corporation of America 1999 Long-Term Equity Incentive Plan.

EXECUTIVE COMPENSATION

This section contains charts and other information that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly compensated executive officers. It also contains the Report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

Compensation of Executive Officers

Summary Compensation Table.   The following table sets forth information relating to the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary	Bonus	Other Annual Compensation(2)	Non-vested Stock Award $(3)	Options Granted(#)	All Other Compensation
Paul T. Stecko	2004	$746,772	$490,000	$102,445	$717,000	50,000	$797,283	(4)
Chairman and Chief	2003	725,016	450,000	99,195	523,260	66,500	756,608	(5)
Executive Officer	2002	725,016	540,000	82,269	—	100,000	553,732	(6)
William J. Sweeney	2004	425,220	205,000	47,111	310,700	23,000	116,996	(4)
Executive Vice President—	2003	412,824	190,000	42,571	220,320	28,000	97,805	(5)
Corrugated Products	2002	412,824	220,000	39,034	—	43,000	532,923	(6)
Mark W. Kowlzan	2004	286,464	160,000	30,000	215,100	13,000	118,251	(4)
Senior Vice President—	2003	278,112	135,000	30,000	132,192	16,800	68,166	(5)
Containerboard	2002	278,112	160,000	25,000	—	25,000	3,304	(6)
Richard B. West	2004	286,464	145,000	30,000	215,100	13,000	158,304	(4)
Senior Vice President,	2003	278,112	135,000	30,000	132,192	16,800	132,782	(5)
Chief Financial Officer	2002	278,112	160,000	30,000	—	21,000	17,154	(6)
and Corporate Secretary
Stephen T. Calhoun(1)	2004	160,680	60,000	16,000	107,550	8,000	28,892	(4)
Vice President—	2003	156,000	40,000	16,000	77,112	9,800	34,120	(5)
Human Resources	2002	138,635	40,000	—	—	5,500	8,085	(6)

(1)          Stephen T. Calhoun was promoted to the position of Vice President, Human Resources and named an executive officer of PCA in November 2002.

(2)          For the year 2004, represents perquisite allowances of $70,000, $30,000, $30,000, $30,000 and $16,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, and Mr. Calhoun, respectively. For the year 2003, represents perquisite allowances of $70,000, $30,000, $30,000, $30,000 and $16,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, and Mr. Calhoun, respectively. For the year 2002, represents perquisite allowances of $60,000, $30,000, $25,000, and $30,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan and Mr. West, respectively. For Mr. Stecko, represents an additional amount paid for legal, tax and financial planning of $32,445 in 2004, $29,195 in 2003, and $22,269 in 2002. For Mr. Sweeney, represents an additional amount paid for club membership dues of $17,111 in 2004, $12,571 in 2003, and $9,034 in 2002.

(3)          Non-vested shares were granted on June 30, 2004 and June 20, 2003. The closing market price of the stock on the day of grant was used to create the value reported in the table. On June 30, 2004, the non-vested stock grant awards were 30,000, 13,000, 9,000, 9,000 and 4,500 shares made to Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively. As of December 31, 2004, the number of non-vested shares held by Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, and Mr. Calhoun were 58,500, 25,000, 16,200, 16,200, and 8,700 respectively. The value of the non-vested stock as of December 31, 2004 is $1,377,675, $588,750, $381,510, $381,510 and $204,885 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West, and Mr. Calhoun respectively. Restrictions on these shares lapse four years from the date of grant. Dividends are payable on the non-vested stock to the named executive at the same time and rate as dividends are paid to all holders of common stock.

(4)          Includes amounts paid for the following items in 2004: (a) the taxable dollar value for company provided group life insurance of $8,450, $4,885, $3,251, $3,410 and $986 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively; (b) a special bonus paid in recognition of the success of PCA’s Southern Timber Venture investment of $750,000, $90,000, $115,000, $140,000 and $20,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively; (c) the amounts contributed pursuant to PCA’s 401(k) plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Mr. Calhoun of $38,833, $22,111, $14,894 and $7,906, respectively.

(5)          Includes amounts paid for the following items in 2003: (a) the taxable dollar value for company provided group life insurance of $5,356, $11,338, $3,166, $3,320 and $949 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively; (b) reimbursement of interest payments made in connection with the 1999 Management Equity Agreements of $38,551 for Mr. Stecko; (c) a special bonus paid in recognition of their efforts in the Company’s successful long-term debt refinancing of $675,000, $65,000, $65,000, $115,000 and $25,000 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively; (d) the amounts contributed pursuant to PCA’s 401(k) plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Mr. Calhoun of $37,701, $21,467, $14,462 and $8,171, respectively.

(6)          Includes amounts paid for the following items in 2002: (a) the taxable dollar values for company provided group life insurance of $6,990, $11,456, $3,304, $2,692 and $935 for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun, respectively; (b) reimbursement of interest payments made in connection with the 1999 management equity agreements of $109,041 for Mr. Stecko; (c) a special award of $400,000 paid to Mr. Stecko in recognition of continued improvement in the financial position of the company; (d) the amounts contributed pursuant to PCA’s 401(k) plans for the accounts of Mr. Stecko, Mr. Sweeney, Mr. West and Mr. Calhoun of $37,701, $21,467, $14,462 and $7,150, respectively; and (e) a retention bonus in the amount of $500,000 paid to Mr. Sweeney under the terms of a memorandum from PCA to Mr. Sweeney dated April 16, 1999.

Option Grants Table.   The following table shows aggregate grants of options during fiscal year 2004 to the Named Executive Officers and the potential realizable value of unexercised options at assumed annual rates of stock price appreciation.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options	Percentage of Total Options Granted To Employees	Exercise Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name	Granted(1)	In Fiscal Year	Per Share	Date	5%	10%
Paul T. Stecko	50,000	7.5%	$23.90	06/30/14	$751,500	$1,904,500
William J. Sweeney	23,000	3.4%	23.90	06/30/14	345,690	876,070
Mark W. Kowlzan	13,000	1.9%	23.90	06/30/14	195,390	495,170
Richard B. West	13,000	1.9%	23.90	06/30/14	195,390	495,170
Stephen T. Calhoun	8,000	1.2%	23.90	06/30/14	120,240	304,720

(1)          These options are not currently exercisable and are subject to a four year vesting schedule.

(2)          Amounts reflect certain assumed rates of appreciation set forth in the executive compensation disclosure rules of the SEC. Actual gains, if any, on stock option exercises depend on future performance of PCA’s common stock and overall stock market conditions. No assurances can be made that the amounts reflected in these columns will be achieved.

Option Exercises and Year-End Value Table.   The following table shows aggregate exercises of options during fiscal year 2004 by the Named Executive Officers and the aggregate value of unexercised options held by each Named Executive Officer as of December 31, 2004.

Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Year End(1)		Value of Unexercised In-the-Money Options at Year End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul T. Stecko	310,000	$5,896,288	732,625	179,875	$11,023,534	$700,351
William J. Sweeney	61,000	1,080,145	114,500	77,500	989,630	291,590
Mark W. Kowlzan	—	—	168,600	45,100	2,504,448	171,744
Richard B. West	—	—	57,700	42,100	497,448	155,694
Stephen T. Calhoun	—	—	38,205	19,475	560,942	60,215

(1)   Based on the closing market price of PCA’s common stock on December 31, 2004, which was $23.55 per share.

Authorization of Securities under Equity Compensation Plans.   Securities authorized for issuance under equity compensation plans at December 31, 2004 are as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans(a)
Equity compensation plans approved by security holders	4,639,226	$14.80	100,542
Equity compensation plans not approved by security holders	—	—	—
Total	4,639,226	$14.80	100,542

(a)    Excludes securities reflected in the first column, “Number of securities to be issued upon exercise of outstanding options and rights.”

See Note 2 to the audited consolidated financial statements included in PCA’s 2004 Annual Report on Form 10-K for information about the material features of our equity compensation plans.

Pension Plan Table.   Effective May 1, 2004, PCA adopted a grandfathered pension plan for certain salaried employees (the “PCA Pension Plan”), including the Named Executive Officers who had previously participated in the pension plan of its former parent company, Pactiv Corporation. See Note 5 to the audited consolidated financial statements for a description of the human resources agreement between PCA and Pactiv under which eligible salaried employees of PCA continued participation in Pactiv’s pension plan through April 12, 2004. The benefit formula for the PCA Pension Plan is comparable to that of the Pactiv plan except that the PCA Pension Plan uses career average base pay in the benefit formula in lieu of final average base pay. The PCA Pension Plan recognizes service earned under both the new PCA Pension Plan and the prior Pactiv plan. Benefits earned under the PCA Pension Plan are reduced by retirement benefits earned under the Pactiv plan through April 30, 2004. All assets and liabilities associated with benefits earned through April 30, 2004 for salaried employees and retirees of PCA were retained by the Pactiv plan.

Except for Mr. Stecko, the Named Executive Officers also participate in a separate supplemental executive retirement plan (the “SERP”) maintained by PCA, which augments pension benefits for eligible executives earned under the PCA Pension Plan. Benefits are determined using the same formula as the PCA Pension Plan but in addition to counting career average base pay, the SERP also recognizes bonuses and any pay earned in excess of IRS qualified plan compensation limits. Benefits earned under the SERP are reduced by benefits paid from the PCA Pension Plan and any prior qualified pension and SERP benefits earned with Pactiv. Mr. Stecko is covered under a separate Supplemental Executive Retirement Plan that is described in the section entitled “Executive Compensation—Employment Contracts.”

The following table shows the aggregate estimated combined annual benefits provided under the provisions of the PCA Pension Plan and the PCA Supplemental Executive Retirement Plan, payable as a life annuity, upon normal retirement, to persons in specified salary and years-of-service classifications.

Pension Plan Table

PCA Pension Plan—Estimated Total Annual Retirement Benefits*
(expressed as an age 65 single life annuity)

	Years of Service
Remuneration	5	10	15	20	25	30	35
$ 250,000	$19,643	$39,286	$58,929	$78,571	$98,214	$117,857	$137,500
$ 300,000	$23,571	$47,143	$70,714	$94,286	$117,857	$141,429	$165,000
$ 350,000	$27,500	$55,000	$82,500	$110,000	$137,500	$165,000	$192,500
$ 400,000	$31,429	$62,857	$94,286	$125,714	$157,143	$188,571	$220,000
$ 450,000	$35,357	$70,714	$106,071	$141,429	$176,786	$212,143	$247,500
$ 500,000	$39,286	$78,571	$117,857	$157,143	$196,429	$235,714	$275,000
$ 550,000	$43,214	$86,429	$129,643	$172,857	$216,071	$259,286	$302,500
$ 600,000	$47,143	$94,286	$141,429	$188,571	$235,714	$282,857	$330,000
$ 650,000	$51,071	$102,143	$153,214	$204,286	$255,357	$306,429	$357,500
$ 700,000	$55,000	$110,000	$165,000	$220,000	$275,000	$330,000	$385,000
$ 750,000	$58,929	$117,857	$176,786	$235,714	$294,643	$353,571	$412,500
$ 800,000	$62,857	$125,714	$188,571	$251,429	$314,286	$377,143	$440,000
$ 850,000	$66,786	$133,571	$200,357	$267,143	$333,929	$400,714	$467,500
$ 900,000	$70,714	$141,429	$212,143	$282,857	$353,571	$424,286	$495,000
$ 950,000	$74,643	$149,286	$223,929	$298,571	$373,214	$447,857	$522,500
$1,000,000	$78,571	$157,143	$235,714	$314,286	$392,857	$471,429	$550,000
$1,050,000	$82,500	$165,000	$247,500	$330,000	$412,500	$495,000	$577,500
$1,100,000	$86,429	$172,857	$259,286	$345,714	$432,143	$518,571	$605,000
$1,150,000	$90,357	$180,714	$271,071	$361,429	$451,786	$542,143	$632,500
$1,200,000	$94,286	$188,571	$282,857	$377,143	$471,429	$565,714	$660,000
$1,250,000	$98,214	$196,429	$294,643	$392,857	$491,071	$589,286	$687,500
$1,300,000	$102,143	$204,286	$306,429	$408,571	$510,714	$612,857	$715,000
$1,350,000	$106,071	$212,143	$318,214	$424,286	$530,357	$636,429	$742,500
$1,400,000	$110,000	$220,000	$330,000	$440,000	$550,000	$660,000	$770,000

*                    This table includes estimated benefit amounts from the PCA Pension Plan and the PCA Supplemental Executive Retirement Plan.

The benefits shown above are based on years of credited participation and the employee’s career average compensation, which is comprised of salary and bonus earned from January 1, 2000 through December 31, 2004. These benefits are not subject to any deduction for Social Security or other offset amounts. The years of credited participation for Mr. Stecko, Mr. Sweeney, Mr. Kowlzan, Mr. West and Mr. Calhoun are 10 years, 13 years and 7 months, 7 years and 7 months, 8 years and 4 months and 14 years and 9 months, respectively. Refer to the Summary Compensation Table for salary and bonus information for these individuals.

Employment Contracts

Under the terms of letter agreements entered into with Mr. Stecko on January 25, 1999 and May 19, 1999, PCA pays Mr. Stecko a base salary of $600,000 per annum, subject to increases approved by the Board and an annual perquisite allowance of not less than $60,000 payable in cash. In addition, PCA paid

Mr. Stecko a signing bonus payment of $1 million, the net proceeds of which, under the terms of the letter agreements, were invested in common stock of PCA.

Under the terms of a letter of agreement dated May 19, 1999, PCA established a Supplemental Executive Retirement Plan under which we will provide Mr. Stecko with a supplemental pension benefit calculated on the basis of the following formula: (annual salary + bonus) × (years of service) × (.0167), where “years of service” equals years of service with PCA + five years. The benefit is payable in a lump sum, with the lump sum determined using the following factors: the interest rate used will be the annual rate of interest of 30-year Treasury Securities as specified by the IRS for the second calendar month preceding the first day of the plan year during which the annuity starting date occurs and the applicable mortality table described in Revenue Ruling 95-6, 1995-1 CB 80. These benefits are payable upon Mr. Stecko’s separation from service but, with respect to benefit commencement prior to age 62, there will be a 4% per year reduction for early payment.

Management Equity Agreements

PCA entered into management equity agreements in June 1999 with 125 of its management-level employees, including the Named Executive Officers. Under these agreements, PCA sold 3,132,800 shares of common stock to 113 of these employees at $4.55 per share, the same price per share at which our largest shareholder purchased equity in the April 12, 1999 transactions. PCA initially guaranteed bank financing in the amount of $5,200,000 in the aggregate to enable some of these members of PCA’s management to purchase equity under their respective management equity agreements. The amount of bank financing guaranteed by PCA with respect to any employee did not exceed 50% of the purchase price paid by the employee under his or her management equity agreement. As of December 31, 2004, all management equity loans have been repaid by PCA management.

The management equity agreements also provided for the grant of options to purchase up to an aggregate of 6,569,200 shares of PCA’s common stock at the same price per share at which our largest shareholder purchased common stock in the April 12, 1999 transactions. These options became exercisable upon completion of PCA’s initial public offering.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other PCA filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

The Compensation Committee of the Board of Directors is comprised of directors who are not employees. Neither Mr. Mencoff nor Mr. Souleles were compensated when they served as officers of PCA. The Compensation Committee has furnished the following report on executive compensation for fiscal year 2004:

Report of the Compensation Committee on Executive Compensation

Background.   This report on executive compensation is furnished by the Compensation Committee of the Board of Directors, which is composed of three non-employee directors, and which is responsible for establishing and overseeing PCA’s executive compensation programs.

The Committee determines compensation for executive officers using the same guiding principles that are in place for all PCA associates, a clear focus on paying for performance, and a strong realization of the competitive market place for talented individuals.

In determining the total compensation package for the executives, the Committee relies upon national and industry salary surveys giving consideration to a peer group comprised of Forest and Paper Products companies. The total compensation package for the executives consists of a base salary, an annual incentive, and a long-term incentive in the form of stock option and non-vested stock grants.

PCA executives participate in an annual incentive compensation plan designed to reinforce a results oriented management culture. The plan contains financial and non-financial measures. Financial performance targets are established using the Annual Operating Plan. The award pool established under the plan is equivalent to the sum of the individual target awards. Quantitative factors such as cash management/debt reduction, environmental performance, and safety and health performance can be used to adjust the award pool plus or minus 25% at the discretion of the Board. Qualitative factors such as customer satisfaction and change leadership can be used to adjust the award pool plus or minus 10% at the discretion of the Board. Lastly, at the discretion of the Board, the award pool can be adjusted based on PCA’s growth of total return to shareholders as measured against peer companies.

PCA’s Long Term Equity Incentive Plan provides, among other things, that stock options and non-vested stock awards may be granted to the CEO, executive officers, and other key associates who contribute to the long-term success of the company. Targeted long-term incentive compensation for 2004 was delivered in the form of non-qualified stock options and non-vested stock grants.

The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code which generally limits the annual tax deductibility of compensation paid to each named executive to $1 million. To the extent possible, the Committee intends to preserve the federal income tax deductibility, but may choose to provide compensation that may not be deductible if it believes that such payments are in the best overall interests of PCA and its shareholders.

CEO Compensation.   The chief executive officer’s compensation package is determined using PCA’s guiding principles as described above. Mr. Stecko’s year 2004 base salary of $746,772 is lower than the median base salaries paid to individuals in similar positions in similar revenue sized forest and paper product companies. Mr. Stecko’s total cash compensation (base salary, annual incentive and special bonus paid) exceeds the 75th percentile in total cash compensation paid to individuals in similar positions in similar revenue sized manufacturing companies. This is consistent with PCA’s compensation philosophy of providing annual incentive opportunities that provide reward potential for exceptional performance.

Compensation Committee Members Samuel M. Mencoff, Chairman Thomas S. Souleles Rayford K. Williamson

PERFORMANCE GRAPH

The following performance graph compares the cumulative total return on PCA’s common stock from January 28, 2000 (the first day on which PCA’s common stock began trading on the New York Stock Exchange), through December 31, 2004, with the cumulative total return of: (i) Standard & Poor’s 500 Stock Index; (ii) Standard & Poor’s Smallcap 600 Index; (iii) Standard & Poor’s Midcap 400 Index; and (iv) Standard & Poor’s Forest Products Index. The stock performance shown in this graph represents past performance and should not be considered an indication of future performance of PCA’s common stock.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN(1)

AMONG PACKAGING CORPORATION OF AMERICA, THE S & P 500 INDEX,
THE S & P SMALLCAP 600 INDEX, THE S & P MIDCAP 400 INDEX
AND THE S & P FOREST PRODUCTS INDEX

	Cumulative Total Return
	Packaging Corporation of America	S&P 500	S&P Smallcap 600	S&P Midcap 400	S&P Forest Products
January 28, 2000(1)	$100.00	$100.00	$100.00	$100.00	$100.00
March 2000	87.50	102.29	105.82	112.69	80.41
June 2000	84.38	99.58	106.89	108.97	58.91
September 2000	92.19	98.61	110.41	122.21	54.55
December 2000	134.38	90.89	111.80	117.51	68.82
March 2001	110.00	80.12	104.46	104.85	69.60
June 2001	129.42	84.81	118.77	118.64	76.63
September 2001	128.75	72.36	98.69	98.99	65.95
December 2001	151.25	80.09	119.11	116.79	74.53
March 2002	164.92	80.31	127.41	124.65	87.79
June 2002	165.75	69.55	119.09	113.04	89.53
September 2002	145.92	57.54	96.93	94.34	61.27
December 2002	152.00	62.39	101.69	99.84	69.95
March 2003	150.08	60.43	95.79	95.42	68.56
June 2003	153.58	69.73	114.83	112.24	79.19
September 2003	161.83	71.57	122.96	119.63	87.59
December 2003	183.45	80.29	141.13	135.41	98.27
March 2004	190.64	81.65	149.91	142.27	106.09
June 2004	203.28	83.05	155.31	143.65	102.09
September 2004	209.45	81.50	153.17	140.63	108.82
December 2004	202.91	89.02	173.09	157.73	111.02

(1)          The initial measurement point for the performance graph assumes a $100 investment in PCA’s common stock on January 28, 2000 and in each S&P index on December 31, 1999. In addition, the cumulative total returns assume reinvestment of any dividends.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF OUR PRINCIPAL
SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of PCA’s common stock as of March 3, 2005 by (a) each person or group of affiliated persons who is known by PCA to own beneficially more than 5% of the common stock, (b) each of PCA’s directors, (c) each of PCA’s executive officers and (d) all directors and executive officers of PCA as a group. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all the shares of common stock owned by them.

Name	Number(1)	Percent
PCA Holdings LLC(2)
c/o Madison Dearborn Partners, LLC Three First National Plaza Chicago, Illinois 60602	44,098,010	41.1%
FMR Corp.(3)
82 Devonshire Street Boston, Massachusetts 02109	8,229,790	7.7%
Iridian Asset Management LLC, et al.(4)
276 Post Road West Westport, Connecticut 06880	5,514,057	5.1%
Paul T. Stecko(5)	1,030,966	1.0%
William J. Sweeney(6)	147,490	*
Mark W. Kowlzan(7)	196,700	*
Richard B. West(8)	146,844	*
Stephen T. Calhoun(9)	63,497	*
Thomas A. Hassfurther(10)	59,771	*
Samuel M. Mencoff(11)	44,098,010	41.1%
Thomas S. Souleles(12)	44,098,010	41.1%
Henry F. Frigon(13)	31,000	*
Louis A. Holland	29,100	*
Rayford K. Williamson(14)	32,500	*
All directors and executive officers as a group (11 persons)(15)	45,835,878	42.3%

*                    Denotes ownership of less than one percent.

(1)          Includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person in accordance with the rules of the Securities and Exchange Commission. Percentage ownership is based on 107,312,966 shares of common stock outstanding as of March 3, 2005. The number of shares beneficially owned by a person includes shares of common stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of March 3, 2005. These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person. These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person.

(2)          The members of PCA Holdings include Madison Dearborn Capital Partners III, L.P. (“MDCP III”) and a fund affiliated with MDCP III. MDCP III and the affiliated fund may be deemed to have beneficial ownership of the shares of common stock of PCA held by PCA Holdings. Shares beneficially owned by MDCP III and the affiliated fund may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner of each fund (“MDP III”), by Madison Dearborn, the general partner of MDP III and by a limited partner committee of MDP III.

(3)

This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005 by FMR Corp. (“FMR”) on behalf of a group. The filing was made jointly with Edward C. Johnson 3d, Abigail P. Johnson and Fidelity Management & Research Company. The Schedule 13G states that FMR beneficially owns 8,229,790 shares of PCA common stock, of which it has sole voting power over 1,332,480 of the shares and sole dispositive power over all of the shares.

(4)

This information was obtained from a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2005 by Iridian Asset Management LLC on behalf of a group. The Schedule 13G states that each of Iridian Asset Management LLC, The Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., and BIAM (US) Inc. has shared voting and dispositive power over 5,514,057 shares of PCA common stock.

(5)

Mr. Stecko owns 118,341 shares of common stock of PCA, and the Paul T. Stecko 1999 Dynastic Trust owns 180,000 shares of common stock of PCA. Mr. Stecko may be deemed to have beneficial ownership of the shares of common stock of PCA owned by the Paul T. Stecko 1999 Dynastic Trust. Mr. Stecko also has an exercisable option to acquire 732,625 shares of common stock of PCA.

(6)	Mr. Sweeney has an exercisable option to acquire 114,500 shares of common stock of PCA.
(7)	Mr. Kowlzan has an exercisable option to acquire 16,700 shares of common stock of PCA.
(8)	Mr. West has an exercisable option to acquire 57,700 shares of common stock of PCA.
(9)	Mr. Calhoun has an exercisable option to acquire 38,205 shares of common stock of PCA.
(10)	Mr. Hassfurther has an exercisable option to acquire 46,400 shares of common stock of PCA.
(11)

Mr. Mencoff is Co-President of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Mencoff expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

(12)

Mr. Souleles is a Managing Director of Madison Dearborn and may therefore be deemed to share beneficial ownership of the shares owned by Madison Dearborn. Mr. Souleles expressly disclaims beneficial ownership of the shares owned by Madison Dearborn.

(13)	Mr. Frigon has an exercisable option to acquire 31,000 shares of common stock of PCA.
(14)	Mr. Williamson has an exercisable option to acquire 31,000 shares of common stock of PCA.
(15)	Includes 1,068,130 shares issuable upon exercise of currently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

We believe that all of the transactions set forth below were made on an arms-length basis. All future transactions between us and our officers, directors, principal shareholders and affiliates will be approved by a majority of the board of directors, including a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Registration Rights Agreement

PCA, PCA Holdings LLC and Pactiv Corporation entered into a registration rights agreement under which Pactiv, PCA Holdings and their affiliates and transferees have “demand” registration rights, which entitle them to cause PCA to register their securities of PCA under the Securities Act. Pactiv exercised one of its “demand” registration rights under this agreement in order to effect the registration of its shares of common stock for sale in the public offering of PCA’s common stock on January 28, 2000. During 2001, Pactiv sold its remaining ownership in PCA common stock, and no longer is a party to the registration rights agreement. In addition, PCA Holdings and its affiliates and transferees have “piggyback” registration rights, which entitle them to cause PCA to include their securities in a registration in which PCA proposes to register any of its securities under the Securities Act. PCA Holdings and its affiliates are entitled to demand:

(1)         three “long form” registrations on Form S-1, or a similar long form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions,

(2)         an unlimited number of “short form” registrations on Form S-2 or S-3, or a similar short form, in which PCA will pay the registration expenses, other than underwriting discounts and commissions, and

(3)         an unlimited number of “long form” registrations on Form S-1, or a similar long form, in which the requesting holders will pay the registration expenses.

PCA Holdings and its affiliates will have equal priority, before any other holders of PCA’s securities, to participate in any registrations of PCA’s securities.

Services Agreement

PCA entered into a holding company support agreement with PCA Holdings, under which PCA agreed to reimburse PCA Holdings for all fees, costs and expenses, up to an aggregate amount of $250,000 per year, related to PCA Holdings’ investment in PCA. These expenses include PCA Holdings’ general operating expenses, franchise tax obligations, accounting, legal, corporate reporting and administrative expenses, and any other expenses incurred by PCA Holdings as a result of its investment in PCA. No amounts were paid in fiscal year 2004 nor in any other year in which this agreement was effective.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholder proposals for our 2006 Annual Meeting of Shareholders must be received at our principal executive offices by December 5, 2005, and must otherwise comply with the Securities and Exchange Commission’s rules, to be considered for inclusion in our proxy materials relating to our 2006 Annual Meeting.

We must receive notice of your intention to introduce a nomination for director or to bring other business before the shareholders at our 2006 Annual Meeting of Shareholders no earlier than February 3, 2006 and no later than March 5, 2006. This notice of business proposed to be brought before the 2006 Annual Meeting must be received by our Corporate Secretary personally or by registered or certified mail and satisfy the procedures set forth in PCA’s Bylaws. Please note that this paragraph relates only to the matters you wish to bring before your fellow shareholders at the 2006 Annual Meeting. The requirements set forth in this paragraph are separate from the Securities and Exchange Commission’s requirements set forth in the first paragraph of this section to have your proposal included in our proxy statement.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD

Nominations for the election of directors may be made at times other than at the annual meeting by the Board of Directors or by a shareholder entitled to vote generally in the election of directors. For a nomination to be properly made by any shareholder and be considered for recommendation by the Board to the shareholders and included in PCA’s proxy statement for the 2006 annual meeting, written notice of such shareholder’s nomination must be given, either by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary of PCA (and must be received by the Corporate Secretary) by December 5, 2005. Such notice shall set forth:

(1)         the name and address of the shareholder making the nomination and of the person to be nominated;

(2)         a representation that the shareholder is a holder of record of stock of PCA entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

(3)         a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder;

(4)         such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Securities and Exchange Commission; and

(5)         the consent of the nominee to serve as a director of PCA if so recommended by the Board and duly elected at the annual meeting by the shareholders.

In order for a shareholder nomination to be included in the proxy statement, the nominee must meet the selection criteria as determined by the Nominating and Governance Committee.

PCA evaluates director nominees recommended by shareholders in the same manner in which it evaluates other director nominees. PCA has established through its Nominating and Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and address the issues of diversity and background. The Board, with the assistance of the Nominating and Governance Committee, selects potential new Board members using the criteria and priorities established from time to time. The composition, skills and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

OTHER MATTERS

As of the date of this proxy statement, the Board does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

PACKAGING CORPORATION OF AMERICA

Richard B. West
Senior Vice President, Chief Financial Officer and Corporate Secretary
March 24, 2005

APPENDIX A

PACKAGING CORPORATION OF AMERICA
(PCA)

AUDIT COMMITTEE CHARTER

COMMITTEE MEMBERSHIP

The Audit Committee of PCA shall be comprised of at least three directors, each of whom the Board has determined is “independent” under the rules of the New York Stock Exchange, Inc., Section 10A-3 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission (“SEC”). The Board shall also determine that each member is “financially literate,” and that at least one member of the Audit Committee is an “audit committee financial expert,” as defined by rules of the SEC.

No director may serve as a member of the Audit Committee if such director serves on more than two other public companies’ audit committees unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in PCA’s annual proxy statement.

Members shall be appointed by the Board, based on the recommendation of PCA’s Nominating and Governance Committee, and shall serve at the pleasure of the Board and for such duration as the Board may determine.

PURPOSE OF COMMITTEE

Assist Board oversight of (i) the integrity of PCA’s financial statements, (ii) PCA’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualification and independence and (iv) the performance of the independent auditors and PCA’s internal audit function. In addition, the Audit Committee shall prepare an audit committee report as required by the SEC for inclusion in PCA’s annual proxy statement.

The function of the Audit Committee is oversight. The management of PCA is responsible for the preparation, presentation and integrity of PCA’s financial statements and for the effectiveness of internal control over financial reporting. Management and the internal audit function are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of PCA’s annual financial statements, reviews of PCA’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually auditing management’s assessment of the effectiveness of internal control over financial reporting, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of PCA and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

COMMITTEE DUTIES AND RESPONSIBILITIES

Selection and Oversight of Independent Auditors

The Audit Committee shall have the following duties and responsibilities:

1.     Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit

Committee, and also any other registered public accounting firm that may be engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee.

2.     Pre-approve, or adopt procedures to pre-approve, all audit, permitted non-audit (including the terms thereof) and internal control-related services to be provided by the independent auditors.

3.     Annually obtain and review a formal written statement from the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and to assess the auditor’s independence, all relationships between the independent auditors and PCA, including each non-audit service provided to PCA and at least the matters set forth in Independence Standards Board No. 1. Discuss with the independent auditors any relationships or services disclosed in this statement that may impact the quality of audit services or the objectivity and independence of PCA’s independent auditors.

4.     Annually obtain and review a formal written statement from the independent auditors of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of PCA’s annual financial statements and the reviews of the financial statements included in PCA’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings and engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of PCA’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

5.     Review and discuss reports from the independent auditors on all critical accounting polices and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

6.     Take into account the opinions of management and PCA’s internal auditors in assessing the independent auditors’ qualifications, performance and independence.

7.     Ensure the rotation of the lead audit partner as required by law and consider whether, in order to ensure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent audit firm on a regular basis.

Internal Audit Function

The Audit Committee shall have the following duties and responsibilities:

1.     Review the appointment and replacement of the internal auditors.

2.     Review summaries of and, as appropriate, the significant reports to management prepared by the internal auditor and management’s responses thereto.

Accounting Principles and Policies, Financial Reporting and Internal Control Over Financial Reporting

The Audit Committee shall have the following duties and responsibilities:

1.     Advise management, the internal auditors and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and polices, financial reporting and internal control over financial reporting.

2.     Discuss with the independent auditor any reports or communications (and management’s responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 or other professional standards.

3.     Review and discuss with management, the independent auditors and, if appropriate, the internal auditors:

(a)    the scope of the annual audit;

(b)   the annual audited financial statements and quarterly financial statements, including PCA’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in PCA’s Form 10-K;

(c)    any significant matters arising from any audit, including any audit problems or difficulties relating to PCA’s financial statements;

(d)   any difficulties or problems the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

(e)    any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to PCA;

(f)    as appropriate, (i) any major issues regarding accounting principles and financial statement presentations and major issues as to PCA’s internal controls and any special audit steps adopted in light of material control deficiencies; (ii) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analysis of the effects of alternative GAAP methods on the financial statements; and (iii) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of PCA:

(g)    PCA’s internal control report and the independent auditor’s attestation of the report prior to the filing of PCA’s Form 10-K.

4.     Inquire of PCA’s Chief Executive Officer and Chief Financial Officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in PCA’s internal control over financial reporting.

5.     Discuss guidelines and policies governing the process by which senior management of PCA and the relevant departments of PCA assess and manage PCA’s exposure to risk, and to discuss PCA’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.     Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

7.     Discuss with PCA’s legal counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or PCA’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

8.     Discuss and review the type and presentation of information to be included in earnings press releases.

9.     Discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and ratings agencies.

10.   Establish procedures for the receipt, retention and treatment of complaints received by PCA regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by PCA employees of concerns regarding questionable accounting or auditing matters.

11.   Establish hiring policies for employees or former employees of the independent auditors.

Reporting and Recommendations

The Audit Committee shall have the following duties and responsibilities:

1.     Prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in PCA’s annual proxy statement.

2.     Review and reassess the adequacy of this charter at least annually and recommend any changes to the full Board of Directors.

3.     Report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

4.     Prepare and review with the Board or the Nominating and Governance Committee, as appropriate, an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this Charter. The report to the Board, or the Nominating and Governance Committee, as appropriate, may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

COMMITTEE ADMINISTRATION

The Board shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the chairperson’s vote shall decide the issue.

The Audit Committee shall meet once every fiscal quarter, at a minimum, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. A majority of the members shall constitute a quorum for the transaction of business. The Audit Committee should meet separately with management, the internal auditors and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believes should be discussed privately. The Audit Committee may request any officer or employee of PCA or PCA’s outside counsel or independent auditors to attend a meeting of the Audit

Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of teleconference calls or similar communications equipment by means of which all persons participating in the meeting can hear each other.

The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit, permissible non-audit or internal control-related services to be performed by the independent auditors, provided that such approvals are presented to the Audit Committee at its next scheduled meeting.

RESOURCES AND AUTHORITY OF THE COMMITTEE

The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

PCA shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

1.     Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for PCA;

2.     Compensation of any advisors employed by the Audit Committee; and

3.     Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

APPENDIX B

PACKAGING CORPORATION OF AMERICA

1999 LONG-TERM EQUITY INCENTIVE PLAN
Amended and Restated as of , 2005

i

PACKAGING CORPORATION OF AMERICA
AMENDED AND RESTATED 1999 LONG-TERM EQUITY INCENTIVE PLAN

1.                 Purpose.

This plan shall be known as the Packaging Corporation of America Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of Packaging Corporation of America (the “Company”) and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of incentive or non-qualified stock options, restricted stock, stock appreciation rights (“SARs”), performance awards, or any combination of the foregoing may be made under the Plan.

2.                 Definitions.

(a)          “Board of Directors” and “Board” mean the board of directors of the Company.

(b)         “Cause” means the occurrence of one or more of the following events:

                                                           (i)  a participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or its Subsidiaries, perpetration or attempted perpetration of fraud, or participation in a fraud or attempted fraud, on the Company or its Subsidiaries or unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Company or its Subsidiaries;

                                                       (ii)  any act or acts of disloyalty, misconduct or moral turpitude by a participant injurious to the interest, property, operations, business or reputation of the Company or its Subsidiaries or conviction of a participant of a crime the commission of which results in injury to the Company or its Subsidiaries; or

                                                   (iii)  a participant’s failure or inability (other than by reason of his or her permanent disability) to carry out effectively his or her duties and obligations to the Company or its Subsidiaries or to participate effectively and actively in the management of the Company or its Subsidiaries, as determined in the reasonable judgment of the Board.

(c)          “Change in Control” means the occurrence of one of the following events:

                                                           (i)  if any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

                                                       (ii)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

                                                   (iii)  consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company’s chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

                                                     (iv)  consummation of a plan of complete liquidation of the Company or a sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale to an Exempt Person.

(d)         “Code” means the Internal Revenue Code of 1986, as amended.

(e)          “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

(f)            “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

(g)          “Competition” is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

(h)         “Disability” means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

(i)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)             “Exempt Person” means (i) PCA Holdings LLC, Madison Dearborn Partners, Inc., Madison Dearborn Partners LLC or any of their respective affiliates, (ii) any person, entity or group under the control of any party included in clause (i), or (iii) any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

(k)         “Family Member” has the meaning given to such term in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(l)            “Fair Market Value” of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m)     “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(n)         “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(o)         “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(p)         “Other Company Securities” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

(q)         “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(r)           “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.                 Administration.

The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto and the rules and regulations of the principal securities exchange on which the Common Stock is then listed for trading. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors.

4.                 Shares Available for the Plan.

Subject to adjustments as provided in Section 15, an aggregate of 6,550,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan.

Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.                 Participation.

Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the service or employ as a director or officer of or in the performance of services for the Company or a Subsidiary or shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment or performance of services or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Incentive Stock Options or Non-Qualified Stock Options, restricted stock awards, SARs, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.                 Incentive and Non-Qualified Stock Options and SARs.

The Committee may from time to time grant to eligible participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). In any one calendar year, the Committee shall not grant to any one participant options or SARs to purchase a number of shares of Common Stock in excess of 20% of the total number of Shares authorized under the Plan pursuant to Section 4 (as adjusted pursuant to Section 15 hereof). The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

It is the Company’s intent that Non-Qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.

(a)   Price.   The price per Share deliverable upon the exercise of each option (“exercise price”) shall be established by the Committee, except that the exercise price may not be less than 100% of the Fair

Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(b)   Payment.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board or (iv) by any combination of the foregoing.

In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

(c)   Terms of Options.   The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

(d)   Limitations on Grants.   If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

(e)   Termination; Change in Control.

(i)    Death or Disability.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant’s options and SARs shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options or SARs. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(ii)   Retirement.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant’s options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90—day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such options and SARs may become fully vested and exercisable in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-Qualified Stock Options under the Plan if required to be so treated under the Code.

(iii)  Discharge for Cause.   If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant’s options and SARs shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

(iv)  Other Termination.   Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee; provided further that the Board or Committee may extend such exercise period (and related non-Competition period) in its discretion, but in no event may such extended exercise period extend beyond the expiration date of the options, and (B) all of the participant’s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

(v)    Change in Control.   If there is a Change in Control of the Company and a participant is terminated from being a director, officer or employee of, or from performing other services for, the Company or a Subsidiary within one year after such Change in Control, all of the participant’s options and SARs shall become fully vested and exercisable upon such termination and shall remain so for up to one year after the date of termination, but in no event may such exercise period extend beyond the expiration date of the options or SARs. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

(f)    Grant of Reload Options.   The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option (“Exercised Options”) and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a “Reload Option”) for a number of shares of Common Stock equal to the sum (the “Reload Number”) of the number of shares of Common Stock tendered in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7.                 Stock Appreciation Rights.

The Committee shall have the authority to grant SARs under this Plan. SARs shall be subject to such terms and conditions as the Committee may specify; provided that (1) the exercise price of the SAR may never be less than the fair market value of the Shares subject to the SAR on the date the right is granted, (2) the Shares are traded on an established securities market, (3) only Shares may be delivered in settlement of the right upon exercise, and (4) the SAR does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.

No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights)

Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to (A) the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR multiplied by (B) the number of Shares as to which the SAR is exercised. Such distribution shall be in Shares having a Fair Market Value equal to such amount.

All SARs will be exercised automatically on the last day prior to the expiration date of the SAR so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR.

8.                 Restricted Stock.

The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise determined by the Committee or provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

The Committee may require the payment by the participant of a specified purchase price in connection with any restricted stock award. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or disability, during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be, or in the event a participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.                 Performance Awards.

Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards granted to a participant and the appropriate period over which performance is to be measured (a “performance cycle”). A performance award shall be paid no later than two and one-half months after the last day of the tax year in which a performance cycle is completed. Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company’s performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company’s performance over that portion of such cycle.

In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the applicable performance cycle(s) had terminated as of the date of the Change in Control. Such performance award shall be paid no later than two and one-half months after the last day of the tax year in which such Change in Control occurred (or in the event that such Change in Control causes the tax year to end, no later than two and one-half months after the closing of such Change in Control).

10.          Withholding Taxes.

(a)   Participant Election.   Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver or have the Company withhold shares of Common Stock pursuant to this Section 10(a) such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery or withholding of Common Stock in payment of the exercise price of options.

(b)   Company Requirement.   The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares under the Plan.

11.          Written Agreement; Vesting.

Unless the Committee determines otherwise, each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change in Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.          Transferability.

Unless the Committee determines otherwise, no award granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution or to a participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any award granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

13.          Listing, Registration and Qualification.

If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award, or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14.          Transfer of Employee.

The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.          Adjustments.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), in the number and kind of options, Shares, or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs; provided, however, that the Committee shall not be required to make any adjustment that would (i) require the inclusion of any compensation deferred pursuant to provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code and the regulations issued thereunder from time to time and/or (ii) cause any award made pursuant to the Plan to be treated as providing for the deferral of compensation pursuant to such Code section and regulations. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be (a) canceled in exchange for cash or other property or (b) assumed by the surviving or continuing corporation.

Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

16.          Amendment and Termination of the Plan.

The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

Notwithstanding any other provisions of the Plan, and in addition to the powers of amendment set forth in this Section 16 and Section 17 hereof or otherwise, the provisions hereof and the provisions of any award made hereunder may be amended unilaterally by the Committee from time to time to the extent necessary (and only to the extent necessary) to prevent the implementation, application or existence (as the case may be) of any such provision from (i) requiring the inclusion of any compensation deferred pursuant to the provisions of the Plan (or an award thereunder) in a participant’s gross income pursuant to Section 409A of the Code, and the regulations issued thereunder from time to time and/or (ii) inadvertently causing any award hereunder to be treated as providing for the deferral of compensation pursuant to such Code section and regulations.

17.          Amendment or Substitution of Awards under the Plan.

The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate, including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares (but only to the extent permitted by regulations issued under Section 409A(a)(3) of the Code); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent, and provided further that the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the stockholders of the Company. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan, but only if such surrender, exercise, realization, exchange, or grant (a) would not constitute a distribution of deferred compensation for purposes of Section 409A(a)(3) of the Code or (b) constitutes a distribution of deferred compensation that is permitted under regulations issued pursuant to Section 409A(a)(3) of the Code.

18.          Commencement Date; Termination Date.

The date of commencement of the Plan shall be October 19, 1999. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on October 19, 2009; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years for the grant of awards other than Incentive Stock Options. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

19.   Severability.   Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

20.   Governing Law.   The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

PACKAGING CORPORATION
OF AMERICA

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

[PKCCM - PACKAGING CORPORATION OF AMERICA] [FILE NAME: ZPKC41.ELX] [VERSION - (3)] [03/17/05] [orig. 03/03/05]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZPKC41

☒	Please mark votes as in this example.	#PKC

A vote “FOR” Proposals 1, 2 and 3 is recommended by the Board of Directors:
PACKAGING CORPORATION OF AMERICA					FOR	AGAINST	ABSTAIN
1. Election of Directors.				2. Proposal to ratify appointment	☐	☐	☐
Nominees:	(01) Henry F. Frigon, (02) Louis A. Holland, (03) Samuel M. Mencoff, (04) Roger B. Porter, (05) Thomas S. Souleles, (06) Paul T. Stecko and (07) Rayford K. Williamson.			of Ernst & Young LLP as the independent registered public accounting firm.
					FOR	AGAINST	ABSTAIN
	FOR ALL NOMINEES	☐ ☐	WITHHELD FROM ALL NOMINEES	3. Proposal to approve the Amended and Restated 1999 Long-Term Equity Incentive Plan.	☐	☐	☐

☐
For all nominee(s) except as written above

If properly signed, dated and returned, this proxy will be voted as specified herein by the undersigned stockholder. If no choice is specified, this proxy will be voted “FOR” the nominees specified in Proposal 1 and “FOR” Proposal 2 and Proposal 3.

				Mark box at right if an address change or comment has been noted on the reverse side of this card.			☐

Please sign this proxy exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians and others acting in a representative capacity should indicate this when signing. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:		Date:		Signature:	Date:

[PKCCM - PACKAGING CORPORATION OF AMERICA] [FILE NAME: ZPKC42.ELX] [VERSION - (2)] [03/16/05] [orig. 03/03/05]

DETACH HERE	ZPKC42

PROXY

PACKAGING CORPORATION OF AMERICA

1900 West Field Court

Lake Forest, IL 60045

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints PAUL T. STECKO, RICHARD B. WEST and SAMUEL M. MENCOFF as proxies (each with the power to act alone and to appoint his substitute) and hereby authorizes them to represent and to vote, as designated herein, all the shares of common stock of Packaging Corporation of America held of record by the undersigned on March 15, 2005, at the annual meeting of stockholders to be held on May 4, 2005 and at any and all adjournments thereof.

Please sign and date on the reverse side and mail promptly in the enclosed postage-paid envelope or otherwise to EquiServe Trust Company, P.O. Box 8078, Edison, New Jersey 08818-9350.

(Continued and to be signed on the reverse side)

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?